Exhibit 99.1

For more information, contact:

Cogent Systems, Inc.	The Blueshirt Group, Investor Relations
Paul Kim	Chris Danne, Jill Isenstadt
Chief Financial Officer	(415) 217-7722
626-325-9600	chris@blueshirtgroup.com
www.cogentsystems.com	jill@blueshirtgroup.com

Cogent Systems Announces Third Quarter Financial Results

Company Announces New $100 Million Stock Buy-Back Program

Pasadena, CA – November 3, 2009 - Cogent Systems (Nasdaq: COGT) today announced financial results for the third quarter ended September 30, 2009.

Third quarter 2009 revenues were $28.9 million which compares to revenue of $35.0 million reported in the same year ago period. Net income on a GAAP basis for the third quarter of 2009 was $5.7 million, or $0.06 per diluted share. This compares to GAAP net income of $12.0 million, or $0.13 per diluted share in the same year ago period.

Cogent’s third quarter of 2009 GAAP results included $992,000 of non-cash share-based compensation charges. Excluding the effects of share-based compensation and the net tax effect, non-GAAP net income for the third quarter of 2009 was $6.3 million, or $0.07 per diluted share. This compares to non-GAAP net income of $12.6 million, or $0.14 per diluted share, in the same year ago period.

“While some revenue pushed into the fourth quarter, we believe we are on track to achieve our financial goals for 2009,” commented Ming Hsieh, President and Chief Executive Officer of Cogent. “Orders and revenues to the Department of Homeland Security continue to be solid as the DHS expands the ten print database for the U.S. Visit program. Additionally, we won a civil program in a large state during the quarter that should generate solid revenues in 2010. Over the next three to six months, a number of international AFIS contracts are coming up for award and we hope to make progress with newer product offerings including handhelds, web-based software solutions and services. So far in 2009, the Company has added over $53 million to cash and investments and ended the quarter with $533.7 million or $5.89 per share.”

Cogent also announced today that its Board of Directors has authorized a new stock buy-back program of $100 million, expiring on November 12, 2010. This new program will replace its previous program which expires on November 12, 2009.

“The Board’s decision to initiate a new share repurchase program emphasizes their confidence in the future of our company,” said Ming Hsieh, Chief Executive Officer and Chairman of Cogent. “We remain firmly committed to improving shareholder value.”

Depending on market conditions, shares may be repurchased from time to time at prevailing market prices through open market or negotiated transactions. The Company is not obligated to purchase any shares. Subject to applicable corporate securities laws, repurchases may be made at such times and in such amounts as the Company’s management deems appropriate. Purchases under the program can be discontinued at any time management feels additional purchases are not warranted. The repurchases will be made using the Company’s cash resources.

The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) on Tuesday, November 3 to discuss these results. For parties in the United States and Canada, call 877-941-4774 to access the conference call. International parties can access the call at 480-629-9760.

Cogent will offer a live webcast of the conference call, accessible from the “Investor Relations” section of the Company’s website (www.cogentsystems.com). The webcast will be archived for a period of 15 days. A telephonic replay of the conference call will also be available 2 hours after the call and will run for 2 days. To hear the replay, parties in the United States and Canada should call 800-406-7325 and enter pass code 4169863. International parties should call 303-590-3030 and enter pass code 4169863.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP net income and earnings per share, may be considered non-GAAP financial measures. Cogent believes this information is useful to investors because it provides a basis for measuring Cogent’s available capital resources, the operating performance of Cogent’s business and Cogent’s cash flow, excluding share-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. Cogent’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Cogent’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Cogent may not be comparable to similarly titled amounts reported by other companies.

About Cogent Systems

Cogent is a global biometric identification solutions provider to governments, law enforcement agencies, and commercial enterprises. Cogent provides the highest quality identification systems, products and services with leading technology, accuracy and speed. Cogent’s Automated Fingerprint/Palmprint Identification Systems, or AFIS, enable customers to capture fingerprint and palm print images electronically, encode prints into searchable files, and accurately compare a set of fingerprints/palm prints to a database containing potentially millions of prints in seconds. For more information, please visit www.cogentsystems.com

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Cogent is providing this information as of the date of this press release, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding anticipated financial results, contract awards, stock repurchases and market developments. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to Cogent’s Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed by Cogent with the Securities and Exchange Commission which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: changes in government policies; uncertain political conditions in international markets; deriving a significant portion of revenues from a limited number of customers; deriving a significant portion of revenues from the sale of solutions pursuant to government contracts; failure of the biometrics market to experience significant growth; failure of Cogent’s products to achieve broad acceptance; potential fluctuations in quarterly and annual results; changes in Cogent’s effective tax rate; failure to successfully compete; failure to comply with government regulations; failure to accurately predict financial results due to long sales cycles; negative publicity and/or loss of clients due to security breaches resulting in the disclosure of confidential information; loss of export licenses or changes in export laws; failure to manage projects; rapid technology change in the biometrics market; loss of a key member of management team; termination of backlog orders; loss of limited source suppliers; negative audits by government agencies; failure to protect intellectual property; exposure to intellectual property and product liability claims; difficulty in integrating acquisitions; and failure to achieve the expected benefits of acquisitions. The information contained in this press release is a statement of Cogent’s present intention, belief or expectation and is based upon, among other things, existing industry conditions, market conditions, the economy in general and Cogent’s assumptions. Cogent may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. Cogent undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. By including any information in this press release, Cogent does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

COGENT, INC.

CONDENSED BALANCE SHEET

September 30, 2009 and December 31, 2008

(in thousands)

	Balance at 9/30/2009	Balance at 12/31/2008
ASSETS:
Cash and investments	$533,712	$479,896
Accounts receivable, net	18,044	30,767
Unbilled accounts receivable	384	1,110
Inventories	19,802	18,528
Property and equipment, net	37,552	37,192
Deferred income taxes	39,683	41,068
Other assets	10,551	11,570

Total assets	$659,728	$620,131

LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and income taxes payable	$36,565	$25,681
Deferred revenue	76,220	74,978
Total stockholders’ equity	546,943	519,472

Total liabilities & equity	$659,728	$620,131

COGENT, INC.

CONDENSED STATEMENT OF INCOME

Three Months Ended September 30, 2009 and 2008

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Revenues:
Product revenues	$19,042	$24,656	$61,180	$59,454
Maintenance and services revenues	9,826	10,376	30,493	26,250

Total revenues	28,868	35,032	91,673	85,704

Cost of revenues:
Cost of product revenues (1)	9,636	6,006	22,916	16,605
Cost of maintenance and services revenues (1)	3,870	4,490	11,863	10,784

Total cost of revenues	13,506	10,496	34,779	27,389

Gross profit	15,362	24,536	56,894	58,315

Operating expenses:
Research and development (1)	3,941	4,039	11,121	10,585
Selling and marketing (1)	3,365	3,625	9,880	9,308
General and administrative (1)	2,154	2,144	7,927	7,757
Income from settlement of lawsuit	—	—	—	(10,000)

Total operating expenses	9,460	9,808	28,928	17,650

Operating income	5,902	14,728	27,966	40,665
Interest income	2,437	4,000	8,429	13,063
Other, net	117	376	317	174

Income before income taxes	8,456	19,104	36,712	53,902
Income tax provision	2,796	7,070	13,615	20,230

Net income	$5,660	$12,034	$23,097	$33,672

Net income per share:
Basic	$0.06	$0.13	$0.26	$0.37
Diluted	$0.06	$0.13	$0.26	$0.37
Number of shares used in per share computations:
Basic	89,676	89,536	89,629	90,122
Diluted	90,632	90,403	90,567	91,169
(1) Share-based compensation expense was allocated as follows:
Cost of product revenues	$127	$119	$398	$331
Cost of maintenance and services revenues	175	141	506	404
Research and development	266	230	765	670
Selling and marketing	230	213	696	689
General and administrative	194	200	576	599

Total share-based compensation expense	$992	$903	$2,941	$2,693

COGENT, INC.

Non-GAAP Earnings per Share Reconciliation

Three Months Ended September 30, 2009 and 2008

(in thousands, except per share data)

	Three months ended September 30, 2009	Three months ended September 30, 2008
Earnings for per share calculations
GAAP Net Income	$5,660	$12,034
GAAP Income tax provision	2,796	7,070
Share-based compensation expense	992	903
Tax effect (1)	(3,117)	(7,403)

Non-GAAP Net income	$6,331	$12,604

Earnings per share
GAAP Diluted EPS	0.06	$0.13
GAAP Income tax provision	0.03	0.08
Share-based compensation expense	0.01	0.01
Tax effect (1)	(0.03)	(0.08)

Non-GAAP Diluted EPS	0.07	$0.14

(1)	Tax rates as follows:

- 33% for three months ended September 30, 2009

- 37% for three months ended September 30, 2008